As filed with the Securities and Exchange Commission on August 4, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3711155
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7005 Southfront Road
Livermore, California 94551
(Address of Principal Executive Offices) (Zip Code)
Amended and Restated 2012 Equity Incentive Plan
(Full Title of the Plan)
Alan Chan
Senior Vice President, Chief Legal Officer and Corporate Secretary
FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551
(Name and Address of Agent for Service)
(925) 290-4000
(Telephone Number, including Area Code, of Agent for Service)

Copy to:
Calise Y. Cheng
Freshfields US LLP
855 Main Street
Redwood City, California 94063
(650) 618-9250

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E on Form S-8, this Registration Statement is being filed for the purpose of registering an additional 5,000,000 shares of common stock of FormFactor, Inc. (the “Registrant”) issuable pursuant to the Registrant’s Amended and Restated 2012 Equity Incentive Plan. These additional shares of common stock are securities of the same class and relate to the same employee benefit plan (as amended from time to time) as other securities for which registration statements on Form S-8 have been filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2025 (File No. 333-289275), August 3, 2022 (File No. 333-266500), June 23, 2020 (File No. 333-239388), August 2, 2019 (File No. 333-232990), January 16, 2018 (File No. 333-222551), May 7, 2014 (File No. 333-195744), May 6, 2013 (File No. 333-188363), February 21, 2012 (File No. 333-179589), February 17, 2011 (File No. 333-172318), February 24, 2010 (File No. 333-165058), February 27, 2009 (File No. 333-157610), February 27, 2008 (File No. 333-149411), December 20, 2007 (File No. 333-148198), December 1, 2006 (File No. 333-139074), June 17, 2005 (File No. 333-125918), May 4, 2004 (File No. 333-115137) and June 12, 2003 (File No. 333-106043), the contents of which are hereby incorporated by reference. These additional shares of common stock have become reserved for issuance as a result of the amendment and restatement of the Registrant’s Amended and Restated 2012 Equity Incentive Plan effective as of May 15, 2026.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed with the Commission under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

    (a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 27, 2025, filed with the Commission on February 20, 2026, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
    (b)     All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above (other than the portions of these reports not deemed to be filed); and

    (c)     The description of the Registrant’s Common Stock which is contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020 filed with the Commission on February 22, 2021, and including any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Freshfields US LLP.
23.1	Consent of Freshfields US LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1
FormFactor, Inc. Amended and Restated 2012 Equity Incentive Plan, as approved by stockholders of the Company on May 15, 2026, and forms of agreements there under (incorporated by reference to Exhibit 10.01 to the Registrant’s Current Report on Form 10-Q (File No. 000-50307) filed with the Commission on August 4, 2026).

107.1	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on this 4th day of August, 2026.

FormFactor, Inc.

By:	/s/ Alan Chan
Alan Chan
Senior Vice President, Chief Legal Officer and Corporate Secretary
POWER OF ATTORNEY
KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Aric McKinnis and Alan Chan and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes to this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done with respect to this Registration Statement, including amendments, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his/her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:
/s/ Michael D. Slessor	President, Chief Executive Officer and Director	August 4, 2026
Michael D. Slessor

Principal Financial Officer and Principal Accounting Officer:
/s/ Aric McKinnis	Chief Financial Officer	August 4, 2026
Aric McKinnis

/s/ Thomas St. Dennis	Director	August 4, 2026
Thomas St. Dennis

/s/ Rebeca Obregon	Director	August 4, 2026
Rebeca Obregon

/s/ Sheri Rhodes	Director	August 4, 2026
Sheri Rhodes

/s/ Kelley Steven-Waiss	Director	August 4, 2026
Kelley Steven-Waiss

/s/ Jorge Titinger	Director	August 4, 2026
Jorge Titinger

/s/ Brian White	Director	August 4, 2026
Brian White